UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2013

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2013, the Board of Directors (the “Board”) for Lucid, Inc. (the “Company”) appointed Kevin Cronin as a member of the Board, increasing the number of members on the Board from five to six.

The Board has determined that Mr. Cronin qualifies as an independent director in accordance with the rules set forth by the standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (“Rule 10A-3(b)”).

Kevin Cronin, 51, currently is a Principal and Senior Advisor at Five Ten Capital Management, an investment management company. From 2009 through 2011, he was a Principal at Ocean Gate Capital Management, an investment management company. From 1997 through 2008, Mr. Cronin served in a number of positions including Senior Vice President, Managing Director, Chief Investment Officer, and Senior Managing Director for Putnam Investments, an investment and financial services company. Mr. Cronin has a BA from Wesleyan University and an MBA from Boston College. We believe that Mr. Cronin’s experience, including his years of experience in the financial services industry, enables him to be a valuable contributor to our Board.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Cronin.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: March 5, 2013	By:	/s/ Richard Pulsifer
Richard Pulsifer
Chief Financial Officer